Exhibit 99.1
SOUTHSIDE BANCSHARES, INC.
ANNOUNCES RECORD EARNINGS FOR THE
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009
NASDAQ Global Select Market Symbol - "SBSI"

TYLER, Texas, (October 29, 2009) Southside Bancshares, Inc. (“Southside” or the “Company”) (NASDAQ: SBSI) today reported its financial results for the three and nine months ended September 30, 2009.

Southside reported record net income of $10.5 million for the three months ended September 30, 2009, an increase of $4.2 million, or 68.0%, when compared to $6.3 million for the same period in 2008.

Net income for the nine months ended September 30, 2009, increased $13.7 million, or 67.4%, to a record $34.0 million from $20.3 million, for the same period in 2008.

Diluted earnings per share increased $0.28, or 66.7%, to $0.70 for the three months ended September 30, 2009, when compared to $0.42 for the same period in 2008.  Diluted earnings per share increased $0.91, or 66.9%, to $2.27 for the nine months ended September 30, 2009, compared to $1.36 for the same period in 2008.

The return on average shareholders’ equity for the nine months ended September 30, 2009, increased to 25.15% compared to 19.19% for the same period in 2008.  The annual return on average assets increased to 1.65% for the nine months ended September 30, 2009, compared to 1.18% for the same period in 2008.

“During 2009, we feel fortunate to have achieved significant earnings benchmarks.  We continue to manage the bank with attractive net interest margins,” stated B. G. Hartley, Chairman and CEO of Southside Bancshares, Inc.  “Our asset quality continues to be at relatively sound levels, especially in light of the macro-economic climate.  Finally, we have organically grown our capital position and capital ratios.  This capital not only gives us significant flexibility should the future conditions take an unexpected turn, but it also grants us the option to grow our franchise and increase long-term shareholder value.”

“The threat of an economic free-fall that persisted over the last eighteen months has been replaced by questions related to the strength and tenacity of the eventual economic recovery.  Having navigated successfully through these volatile times, Southside is in a position to take advantage of strategic opportunities as economic visibility continues to improve.”

“As always, but especially in the current environment, I have been gratified by the depth of talent and experience we possess and continue to add at the board level, and throughout our employee ranks.  Our success during 2009 is a tribute to our people.  These are the people who will allow us to continue to grow and to manage our future franchise.”

Loan and Deposit Growth

For the three months ended September 30, 2009, total loans decreased slightly, $1.2 million, or 0.1% compared to June 30, 2009.  For the nine months ended September 30, 2009, total loans decreased $6.8 million, or 0.7%, compared to December 31, 2008.  When comparing September 30, 2009 to September 30, 2008, total loans increased by $28.3 million, or 2.9%.  The increase occurred primarily in three categories, other real estate loans, municipal loans and loans to individuals.

Nonperforming assets increased $3.1 million, or 15.4%, to $23.2 million, or 0.79% of total assets, for the three months ended September 30, 2009 when compared to June 30, 2009.  This increase is primarily related to construction loans, most of which are associated with the acquisition of Fort Worth National Bank and, to a lesser extent, loans to individuals purchased by Southside Financial Group.

During the three months ended September 30, 2009, deposits, net of brokered deposits, increased $43.6 million, or 2.6%, compared to June 30, 2009.  When comparing September 30, 2009 to September 30, 2008, deposits, net of brokered deposits, increased $211.2 million, or 14.3%.  The year over year increase in deposits is the result of an increase in public fund deposits combined with an overall increase in core deposits.  Much of the increase in the public fund deposits is temporary and is expected to roll-off over the next twelve months.

Net Interest Income

Net interest income increased $2.9 million, or 14.4%, to $22.7 million for the three months ended September 30, 2009, when compared to $19.8 million for the same period in 2008.  For the three months ended September 30, 2009, when compared to the same period in 2008, our net interest spread increased to 3.35% from 3.13% and during the same period the net interest margin increased to 3.73% from 3.68%.  Compared to the three months ended June 30, 2009, the net interest spread for the three months ended September 30, 2009 increased to 3.35% from 3.33%.  The net interest margin for the three months ended September 30, 2009, remained unchanged at 3.73% when compared to the three months ended June 30, 2009.

Net Income for the Three Months

The increase in net income for the three months ended September 30, 2009, when compared to the same period in 2008, was primarily a result of security gains, an increase in net interest income and a decrease in provision for loan losses which were partially offset by an increase in other-than-temporary impairment losses, an increase in noninterest expense and an increase in provision for income tax expense.

Noninterest expense increased $2.0 million, or 13.0%, for the three months ended September 30, 2009, compared to the same period in 2008.  The increase in noninterest expense was primarily a result of increases in personnel expense, occupancy expense, FDIC insurance expense and other expense.  The increase in personnel expense was associated with our overall growth and expansion, an increase in health insurance expense and normal salary increases for existing personnel, all of which are reflected in salaries and employee benefits which increased a combined $217,000, or 2.2%, when compared to the same period in 2008.  Occupancy expense increased $252,000 or 17.4%, due to the addition of a new banking facility and the overall bank growth.  FDIC insurance premiums increased $499,000, or 226.8%, due to deposit growth and an overall increase in FDIC insurance premium rates.  Other expense increased $437,000, or 25.7%, when compared to the same period in 2008.  The increase in other expense was primarily due to losses on other real estate.

About Southside Bancshares, Inc.

Southside Bancshares, Inc. is a bank holding company with approximately $2.9 billion in assets that owns 100% of Southside Bank.  Southside Bank currently has 44 banking centers in Texas and operates a network of 47 ATMs.

To learn more about Southside Bancshares, Inc., please visit our investor relations website at www.southside.com/investor.  Our investor relations site provides a detailed overview of our activities, financial information and historical stock price data.  To receive e-mail notification of company news, events and stock activity, please register on the E-mail Notification portion of the website.  Questions or comments may be directed to Susan Hill at (903) 531-7220, or susan.hill@southside.com.

Forward-Looking Statements

Certain statements of other than historical fact that are contained in this document and in other written material, press releases and oral statements issued by or on behalf of the Company, a bank holding company, may be considered to be “forward-looking statements” within the meaning of and subject to the protections of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.  These statements may include words such as "expect," "estimate," "project," "anticipate," “appear,” "believe," "could," "should," "may," "intend," "probability," "risk," "target," "objective," "plans," "potential," and similar expressions.  Forward-looking statements are statements with respect to the Company’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements.  For example, discussions of the effect of the Company’s expansion, including expectations of the costs and profitability of such expansion, trends in asset quality and earnings from growth, and certain market risk disclosures are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations.  By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future.  As a result, actual income gains and losses could materially differ from those that have been estimated.

Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 under “Forward-Looking Information” and Item 1A. “Risk Factors,” and in the Company’s other filings with the Securities and Exchange Commission.  The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

	At	At	At
	September 30,	December 31,	September 30,
	2009	2008	2008
	(dollars in thousands)
	(unaudited)

Selected Financial Condition Data (at end of period):

Total assets	$2,941,563	$2,700,238	$2,524,098
Loans	1,015,724	1,022,549	987,375
Allowance for loan losses	18,445	16,112	12,928
Mortgage-backed and related securities:
Available for sale, at estimated fair value	1,209,571	1,026,513	1,011,955
Held to maturity, at cost	236,072	157,287	165,288
Investment securities:
Available for sale, at estimated fair value	264,712	278,378	121,509
Held to maturity, at cost	1,493	478	477
Federal Home Loan Bank stock, at cost	36,838	39,411	34,317
Deposits	1,787,248	1,556,131	1,479,192
Long-term obligations	655,518	715,800	589,905
Shareholders’ equity	203,369	161,089	142,612
Nonperforming assets	23,207	15,781	8,561
Nonaccrual loans	16,690	14,289	6,192
Loans 90 days past due	1,065	593	1,320
Restructured loans	2,273	148	158
Other real estate owned	2,331	318	549
Repossessed assets	848	433	342

Asset Quality Ratios:
Nonaccruing loans to total loans	1.64%	1.40%	0.63%
Allowance for loan losses to nonaccruing loans	110.52	112.76	208.79
Allowance for loan losses to nonperforming assets	79.48	102.10	151.01
Allowance for loan losses to total loans	1.82	1.58	1.31
Nonperforming assets to total assets	0.79	0.58	0.34
Net charge-offs to average loans	1.00	0.74	0.70

Capital Ratios:
Shareholders’ equity to total assets	6.89	5.95	5.64
Average shareholders’ equity to average total assets	6.54	6.04	6.17

LOAN PORTFOLIO COMPOSITION

The following table sets forth loan totals by category for the periods presented:

	At	At	At
	September 30,	December 31,	September 30,
	2009	2008	2008
		(in thousands)
		(unaudited)
Real Estate Loans:
Construction	$87,976	$120,153	$99,235
1-4 Family Residential	233,172	238,693	244,988
Other	208,187	184,629	185,248
Commercial Loans	162,378	165,558	165,929
Municipal Loans	144,450	134,986	118,568
Loans to Individuals	179,561	178,530	173,407
Total Loans	$1,015,724	$1,022,549	$987,375

	At or for the		At or for the
	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2009	2008	2009	2008
	(dollars in thousands)		(dollars in thousands)
	(unaudited)		(unaudited)

Selected Operating Data:
Total interest income	$35,399	$34,260	$107,786	$97,931
Total interest expense	12,736	14,452	40,431	44,858
Net interest income	22,663	19,808	67,355	53,073
Provision for loan losses	2,973	3,150	9,980	8,336
Net interest income after provision for loan losses	19,690	16,658	57,375	44,737
Noninterest income
Deposit services	4,543	4,739	12,995	13,823
Gain on sale of securities available for sale	6,706	822	26,413	6,574

Total other-than-temporary impairment losses	-	-	(5,627)	-
Portion of loss recognized in other comprehensive
income (before taxes)	(993)	-	3,197	-
Net impairment losses recognized in earnings	(993)	-	(2,430)	-

Gain on sale of loans	392	239	1,274	1,551
Trust income	693	678	1,830	1,890
Bank owned life insurance income	325	314	1,362	1,382
Other	847	827	2,376	2,388
Total noninterest income	12,513	7,619	43,820	27,608
Noninterest expense
Salaries and employee benefits	10,219	10,002	31,163	27,521
Occupancy expense	1,701	1,449	4,684	4,264
Equipment expense	453	327	1,242	968
Advertising, travel & entertainment	546	447	1,549	1,407
ATM and debit card expense	328	313	988	905
Director fees	168	134	480	425
Supplies	254	201	672	584
Professional fees	572	452	1,657	1,239
Postage	247	199	627	565
Telephone and communications	409	270	1,053	785
FDIC Insurance	719	220	3,180	688
Other	2,135	1,698	5,261	4,997
Total noninterest expense	17,751	15,712	52,556	44,348
Income before income tax expense	14,452	8,565	48,639	27,997
Provision for income tax expense	3,620	2,240	13,021	7,399
Net income	10,832	6,325	35,618	20,598
Less: Net income attributable to the noncontrolling interest	(335)	(75)	(1,599)	(271)
Net income attributable to parent	$10,497	$6,250	$34,019	$20,327

Common share data attributable to parent:
Weighted-average basic shares outstanding	14,911	14,623	14,843	14,552
Weighted-average diluted shares outstanding	15,018	14,922	14,995	14,897
Net income per common share
Basic	$0.70	$0.43	$2.29	$1.40
Diluted	0.70	0.42	2.27	1.36
Book value per common share	-	-	13.57	9.70
Cash dividend declared per common share	0.14	0.16	0.41	0.41

	At or for the		At or for the
	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2009	2008	2009	2008
	(dollars in thousands)		(dollars in thousands)
	(unaudited)		(unaudited)

Selected Performance Ratios:
Return on average assets	1.47%	1.03%	1.65%	1.18%
Return on average shareholders’ equity	21.81	17.47	25.15	19.19
Average yield on interest earning assets	5.63	6.23	5.85	6.33
Average yield on interest bearing liabilities	2.28	3.10	2.50	3.41
Net interest spread	3.35	3.13	3.35	2.92
Net interest margin	3.73	3.68	3.76	3.52
Average interest earnings assets to average interest bearing liabilities	119.84	121.82	119.48	121.45
Noninterest expense to average total assets	2.48	2.58	2.54	2.58
Efficiency ratio	53.77	56.08	55.85	56.53

RESULTS OF OPERATIONS

The analysis below shows average interest earning assets and interest bearing liabilities together with the average yield on the interest earning assets and the average cost of the interest bearing liabilities.

	AVERAGE BALANCES AND YIELDS
	(dollars in thousands)
	(unaudited)
	Nine Months Ended
	September 30, 2009			September 30, 2008
	AVG BALANCE	INTEREST	AVG YIELD	AVG BALANCE	INTEREST	AVG YIELD
ASSETS
INTEREST EARNING ASSETS:
Loans (1) (2)	$1,020,782	$55,505	7.27%	$980,076	$55,818	7.61%
Loans Held For Sale	4,202	116	3.69%	2,734	99	4.84%
Securities:
Investment Securities (Taxable)(4)	52,308	1,010	2.58%	47,105	1,377	3.90%
Investment Securities (Tax-Exempt)(3)(4)	156,416	8,091	6.92%	83,357	4,124	6.61%
Mortgage-backed and Related Securities (4)	1,277,781	47,988	5.02%	983,882	38,876	5.28%
Total Securities	1,486,505	57,089	5.13%	1,114,344	44,377	5.32%
FHLB stock and other investments, at cost	40,841	195	0.64%	29,108	656	3.01%
Interest Earning Deposits	24,371	121	0.66%	928	22	3.17%
Federal Funds Sold	5,248	17	0.43%	4,118	79	2.56%
Total Interest Earning Assets	2,581,949	113,043	5.85%	2,131,308	101,051	6.33%
NONINTEREST EARNING ASSETS:
Cash and Due From Banks	44,031			45,590
Bank Premises and Equipment	44,792			40,135
Other Assets	110,506			86,988
Less: Allowance for Loan Loss	(17,423)			(10,667)
Total Assets	$2,763,855			$2,293,354
LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST BEARING LIABILITIES:
Savings Deposits	$65,110	352	0.72%	$56,863	545	1.28%
Time Deposits	669,069	12,597	2.52%	537,829	17,203	4.27%
Interest Bearing Demand Deposits	558,196	4,583	1.10%	492,051	8,132	2.21%
Total Interest Bearing Deposits	1,292,375	17,532	1.81%	1,086,743	25,880	3.18%
Short-term Interest Bearing Liabilities	182,310	3,355	2.46%	299,125	7,125	3.18%
Long-term Interest Bearing Liabilities – FHLB Dallas	625,964	16,958	3.62%	308,725	8,828	3.82%
Long-term Debt (5)	60,311	2,586	5.73%	60,311	3,025	6.70%
Total Interest Bearing Liabilities	2,160,960	40,431	2.50%	1,754,904	44,858	3.41%
NONINTEREST BEARING LIABILITIES:
Demand Deposits	378,368			367,786
Other Liabilities	42,906			28,623
Total Liabilities	2,582,234			2,151,313

SHAREHOLDERS’ EQUITY (6)	181,621			142,041
Total Liabilities and Shareholders’ Equity	$2,763,855			$2,293,354
NET INTEREST INCOME		$72,612			$56,193
NET INTEREST MARGIN ON AVERAGE EARNING ASSETS			3.76%			3.52%
NET INTEREST SPREAD			3.35%			2.92%
(1)  Interest on loans includes fees on loans that are not material in amount.
(2)  Interest income includes taxable-equivalent adjustments of $2,305 and $1,825 for the nine months ended September 30, 2009 and 2008, respectively.
(3)  Interest income includes taxable-equivalent adjustments of $2,952 and $1,295 for the nine months ended September 30, 2009 and 2008, respectively.
(4)  For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.
(5)  Represents junior subordinated debentures issued by us to Southside Statutory Trust III, IV, and V in connection with the issuance by Southside Statutory Trust III of $20 million of trust preferred securities, Southside Statutory Trust IV of $22.5 million of trust preferred securities, Southside Statutory Trust V of $12.5 million of trust preferred securities and junior subordinated debentures issued by FWBS to Magnolia Trust Company I in connection with the issuance by Magnolia Trust Company I of $3.5 million of trust preferred securities.
(6)  Includes average equity of noncontrolling interest of $793 and $525 for the nine months ended September 30, 2009 and 2008, respectively.

Note: As of September 30, 2009 and 2008, loans totaling $16,690 and $6,192, respectively, were on nonaccrual status.  The policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

	AVERAGE BALANCES AND YIELDS
	(dollars in thousands)
	(unaudited)
	Three Months Ended
	September 30, 2009			September 30, 2008
	AVG BALANCE	INTEREST	AVG YIELD	AVG BALANCE	INTEREST	AVG YIELD
ASSETS
INTEREST EARNING ASSETS:
Loans (1) (2)	$1,021,251	$17,887	6.95%	$985,953	$18,630	7.52%
Loans Held For Sale	4,473	50	4.43%	2,099	29	5.50%
Securities:
Investment Securities (Taxable)(4)	46,463	402	3.43%	37,826	307	3.23%
Investment Securities (Tax-Exempt)(3)(4)	211,915	3,728	6.98%	76,646	1,291	6.70%
Mortgage-backed and Related Securities (4)	1,303,851	15,509	4.72%	1,119,217	14,883	5.29%
Total Securities	1,562,229	19,639	4.99%	1,233,689	16,481	5.31%
FHLB stock and other investments, at cost	39,544	43	0.43%	33,810	180	2.12%
Interest Earning Deposits	26,614	58	0.86%	530	2	1.50%
Federal Funds Sold	–	–	–	1,559	8	2.04%
Total Interest Earning Assets	2,654,111	37,677	5.63%	2,257,640	35,330	6.23%
NONINTEREST EARNING ASSETS:
Cash and Due From Banks	42,076			45,061
Bank Premises and Equipment	46,341			40,473
Other Assets	114,102			86,542
Less: Allowance for Loan Loss	(18,291)			(11,614)
Total Assets	$2,838,339			$2,418,102
LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST BEARING LIABILITIES:
Savings Deposits	$66,903	99	0.59%	$58,646	188	1.28%
Time Deposits	711,740	3,999	2.23%	497,663	4,502	3.60%
Interest Bearing Demand Deposits	580,202	1,376	0.94%	511,599	2,567	2.00%
Total Interest Bearing Deposits	1,358,845	5,474	1.60%	1,067,908	7,257	2.70%
Short-term Interest Bearing Liabilities	194,157	1,020	2.08%	279,502	1,986	2.83%
Long-term Interest Bearing Liabilities – FHLB Dallas	601,446	5,402	3.56%	445,590	4,231	3.78%
Long-term Debt (5)	60,311	840	5.53%	60,311	978	6.45%
Total Interest Bearing Liabilities	2,214,759	12,736	2.28%	1,853,311	14,452	3.10%
NONINTEREST BEARING LIABILITIES:
Demand Deposits	376,307			382,940
Other Liabilities	55,472			39,105
Total Liabilities	2,646,538			2,275,356

SHAREHOLDERS’ EQUITY (6)	191,801			142,746
Total Liabilities and Shareholders’ Equity	$2,838,339			$2,418,102
NET INTEREST INCOME		$24,941			$20,878
NET INTEREST MARGIN ON AVERAGE EARNING ASSETS			3.73%			3.68%
NET INTEREST SPREAD			3.35%			3.13%

(1)  Interest on loans includes fees on loans that are not material in amount.
(2)  Interest income includes taxable-equivalent adjustments of $816 and $630 for the three months ended September 30, 2009 and 2008, respectively.
(3)  Interest income includes taxable-equivalent adjustments of $1,462 and $440 for the three months ended September 30, 2009 and 2008, respectively.
(4)  For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.
(5)  Represents junior subordinated debentures issued by us to Southside Statutory Trust III, IV, and V in connection with the issuance by Southside Statutory Trust III of $20 million of trust preferred securities, Southside Statutory Trust IV of $22.5 million of trust preferred securities, Southside Statutory Trust V of $12.5 million of trust preferred securities and junior subordinated debentures issued by FWBS to Magnolia Trust Company I in connection with the issuance by Magnolia Trust Company I of $3.5 million of trust preferred securities.
(6)  Includes average equity of noncontrolling interest of $833 and $425 for the three months ended September 30, 2009 and 2008, respectively.

Note: As of September 30, 2009 and 2008, loans totaling $16,690 and $6,192, respectively, were on nonaccrual status.  The policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.